UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 427 under the Securities Act (17 CFR 230.427)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

As previously disclosed, Silver Star Properties REIT, Inc. (the “Company”) implemented a Rights Agreement, dated as of August 18, 2023 (the "Rights Agreement"), between the Company and Phoenix American Financial Services, Inc., as Rights Agent (the "Rights Agent"). Capitalized terms used in this report and not otherwise defined have the definitions ascribed to them in the Rights Agreement.

On January 13, 2024, the Board of Directors (the “Board”) of the Company determined that certain shareholders had become Acquiring Persons pursuant to the Rights Agreement, causing a Flip-In Event, and the Board set December 13, 2023 as the Distribution Date in accordance with the Rights Agreement.

In accordance with Section 24 of the Rights Agreement, the Board has directed the Company to exchange (the “Exchange”) each previously issued Right which has not become void for one share of common stock, par value $0.001 per share, of the Company (the Common Stock”). The Exchange will result in the issuance of approximately 30,240,714 shares of Common Stock in the aggregate to holders.

Accordingly, shareholders other than the Acquiring Persons will receive one share of Common Stock for each share of Common Stock that they owned as of the Distribution Date at no additional cost and with no action on their part. Shareholders will receive a letter from the Rights Agent with more information. The Exchange may constitute a taxable event to shareholders. In addition, the Common Stock received for Rights may be considered "restricted securities" under the federal securities laws which may limit the ability of the shareholders to sell those shares. Each shareholder should seek his or her own advice as to tax, resale and related matters concerning the Exchange and his or her ownership of stock in the Company.

Additionally, the Board also ratified the original Rights dividend and the adoption of the Rights Agreement under Maryland law as of August 18, 2023 and approved the filing of Articles of Validation (the “Articles of Validation”), which validated the Articles Supplementary originally filed with the Maryland State Department of Assessments & Taxation (“SDAT”) on August 29, 2023. The Articles of Validation were filed with SDAT on January 16, 2024.

Item 7.01. Regulation FD Disclosure.

On January 16, 2024, the Company issued a press release disclosing the Company’s actions pursuant to the Rights Agreement, a copy of which is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
99.1+	Press Release dated December January 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  January 16, 2024